UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On April 25, 2019, Sinopec Oilfield Service Corporation (“Sinopec OFS”) announced that its board approved a Buyout Agreement with a subsidiary of FTS International, Inc. Under the Buyout Agreement, FTS International would conditionally agree to sell all of its 45% equity ownership in SinoFTS Petroleum Services Ltd. (“SinoFTS”) to Sinopec OFS. The purchase price excluding tax reimbursements to be paid by Sinopec OFS, is $26.9 million. Sinopec OFS will also pay to FTS International a royalty fee, excluding tax reimbursements, of $5.8 million for intellectual property rights. The transaction is expected to close in the third quarter of 2019, subject to customary closing conditions.

FTS International formed SinoFTS in 2014 as a joint venture with Sinopec OFS, a leading provider of petroleum and gas engineering and technical services in China. SinoFTS is owned 55% by Sinopec OFS and 45% by FTS International. Since its inception, SinoFTS has been providing hydraulic fracturing services to both the parent company of Sinopec OFS and other exploration and production companies in China. Following the closing of the Buyout Agreement transaction, FTS International will continue providing limited technology services to Sinopec OFS. FTS International is pleased to have established and contributed to the successful operation of one of the first hydraulic fracturing companies operating in the People’s Republic of China.  The Buyout Agreement transaction will allow FTS International to focus its resources on the oil and gas market in the United States.

The foregoing information is intended to be furnished under Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expected signing of the Buyout Agreement and closing of the buyout transaction and other statements identified by words such as “expected,” “would,” “will,”  and similar references to future periods. Forward-looking statements are based on FTS International’s current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTS International’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, execution of the Buyout Agreement by all parties; satisfaction of the closing conditions to the Buyout Agreement; actions by third parties, including governmental agencies; and other risks and uncertainties. Any forward-looking statement made in this report speaks only as of the date on which it is made. FTS International undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTS International’s filings with the Securities and Exchange Commission. The risk factors and other factors noted in FTS International’s filings with the Securities and Exchange Commission could cause FTS International’s actual results to differ materially from those contained in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jennifer Keefe
Name:	Jennifer Keefe
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: April 26, 2019